Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

Massachusetts Mutual Life Insurance Company (Company) will make annuity payments, in accordance with the provisions of this Contract.

This Contract is issued by the Company at its Home Office, 1295 State Street, Springfield, Massachusetts 01111-0001, on the Issue Date. The Contract is issued in exchange for the payment of the initial Purchase Payment.

RIGHT TO EXAMINE CONTRACT: [The Contract Owner has the right to return this Contract. This Contract may be returned to the Company for any reason within ten (10) calendar days after its receipt by the Contract Owner. It may be returned by delivering or mailing it to the Company at its Annuity Service Center. When this Contract is received by the Company it will be voided as if it had never been in force. Upon its return, the Company will refund, within seven days, the Contract Value next computed after receipt of this Contract by the Company at its Annuity Service Center. This may be more or less than the Purchase Payment(s).]

THIS IS A LEGAL CONTRACT BETWEEN

THE CONTRACT OWNER AND THE COMPANY

READ YOUR CONTRACT CAREFULLY

SECRETARY	PRESIDENT

INDIVIDUAL VARIABLE DEFERRED ANNUITY CONTRACT

WITH FLEXIBLE PURCHASE PAYMENTS

Nonparticipating

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TMLS	1	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

TABLE OF CONTENTS

CONTRACT SCHEDULE	4

DEFINITIONS	5

PURCHASE PAYMENT PROVISIONS	8
PURCHASE PAYMENTS	8
SUBSEQUENT PURCHASE PAYMENTS	8
ALLOCATION OF PURCHASE PAYMENTS	8

SEPARATE ACCOUNT PROVISIONS	8
THE SEPARATE ACCOUNT	8
VALUATION OF ASSETS	9
ACCUMULATION UNITS	9
ACCUMULATION UNIT VALUE	9
MORTALITY AND EXPENSE RISK CHARGE	10
ADMINISTRATIVE CHARGE	10
MORTALITY AND EXPENSE GUARANTEE	10

ANNUAL CONTRACT MAINTENANCE CHARGE	10
DEDUCTION FOR ANNUAL CONTRACT MAINTENANCE CHARGE	10

TRANSFER PROVISIONS	10
TRANSFERS DURING THE ACCUMULATION PERIOD	10
TRANSFERS DURING THE ANNUITY PERIOD	11

WITHDRAWAL PROVISIONS	12
WITHDRAWAL	12
CONTINGENT DEFERRED SALES CHARGE	12
WITHDRAWAL CHARGE	13

PROCEEDS PAYABLE ON DEATH	13
DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD	13
DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD	13
DEATH BENEFIT PAYOUT OPTIONS DURING THE ACCUMULATION PERIOD	13
DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD	14
DEATH OF ANNUITANT	14
PAYMENT OF DEATH BENEFIT	14
BENEFICIARY	15
CHANGE OF BENEFICIARY	15

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION	15

TMLS	2	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS	16
ANNUITANT	16
CONTRACT OWNER	16
JOINT CONTRACT OWNERS	16
ASSIGNMENT OF THE CONTRACT	16

GENERAL PROVISIONS	17
THE CONTRACT	17
CONTRACT CHANGES BY THE COMPANY	17
CONTRACT CHANGES BY THE CONTRACT OWNER	17
CONTRACT TERMINATION	18
INCONTESTABILITY	18
MISSTATEMENT OF AGE OR SEX	18
NON-BUSINESS DAYS	19
NON-PARTICIPATING	19
PROTECTION OF PROCEEDS	19
REGULATORY REQUIREMENTS	19
REPORTS	19
PREMIUM AND OTHER TAXES	19

ANNUITY PROVISIONS	20
ANNUITY GUIDELINES	20
ANNUITY PAYMENTS	20
FIXED ANNUITY	21
VARIABLE ANNUITY	21
ANNUITY UNITS AND PAYMENTS	21
ANNUITY UNIT VALUE	21
ANNUITY OPTIONS	22
Annuity Option A - Life Income	22
Annuity Option B - Life Income with Period Certain	22
Annuity Option C - Joint and Last Survivor Annuity	22
Annuity Option D - Joint and 2/3 Survivor Annuity	22
Annuity Option E - Period Certain Annuity	22

ANNUITY RATES	23
FIXED ANNUITY RATES	23
Fixed Annuity Rates Table 1	24
Fixed Annuity Rates Table 2	25
Fixed Annuity Rates Table 3	26
Fixed Annuity Rates Table 4	27
VARIABLE ANNUITY RATES	28
Variable Annuity Rates Table 5	29
Variable Annuity Rates Table 6	30
Variable Annuity Rates Table 7	31
Variable Annuity Rates Table 8	32

TMLS	3	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

INSERT SCHEDULE PAGES 4A+ HERE

TMLS	4	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

DEFINITIONS

ACCUMULATION PERIOD	The period during which Purchase Payments may be made.

ACCUMULATION UNIT	A unit of measure used to determine the value of the Contract Owner’s interest in a Sub-Account of the Separate Account during the Accumulation Period.

AGE	The age of any Contract Owner or Annuitant on his/her birthday nearest the date for which age is being determined.

ANNUITANT	The primary person upon whose life Annuity Payments are to be made. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE	The date on which any Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY PAYMENTS	The series of payments that will be made pursuant to any Annuity Option selected.

ANNUITY OPTIONS	Options available for Annuity Payments.

ANNUITY PERIOD	The period which begins on the Annuity Date and ends with the last Annuity Payment.

ANNUITY SERVICE CENTER	The office indicated on the Contract Schedule of this Contract, or other location(s) specified by the Company to which notices, requests and Purchase Payments must be sent. All sums payable by the Company under this Contract are payable only from the Annuity Service Center, or other location(s) specified by the Company.

ANNUITY UNIT	A unit of measure used to determine the amount of each Variable Annuity Payment after the Annuity Date.

BENEFICIARY	The person(s) or entity(ies) designated to receive the death benefit provided by this Contract.

CONTRACT ANNIVERSARY	An anniversary of the Issue Date of this Contract

CONTRACT SCHEDULE DATE	The effective date of any Contract Schedule. A Contract Schedule bearing the latest Schedule Date will supersede all previous Contract Schedules.

CONTRACT OWNER	The person(s) or entity(ies) entitled to the ownership rights stated in this Contract.

TMLS	5	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

CONTRACT VALUE	The sum of the Contract Owner’s interest in the Sub-Accounts of the Separate Account during the Accumulation Period.

CONTRACT YEAR	The first Contract Year is the annual period which begins on the Issue Date. Subsequent Contract Years begin on each anniversary of the Issue Date.

ELIGIBLE INVESTMENT	An investment entity shown on the Contract Schedule into which assets of the Separate Account will be invested.

FIXED ANNUITY	A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT	The Company’s general investment account which contains all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

ISSUE DATE	The date on which this Contract became effective.

NET PURCHASE	A Purchase Payment less any Premium Tax assessed by any state or PAYMENT other jurisdiction.

PREMIUM TAX	A tax imposed by certain states and other jurisdictions when a Purchase Payment is made, when Annuity Payments begin, or when the Contract is surrendered.

PURCHASE PAYMENT	During the Accumulation Period, a payment made by or on behalf of a Contract Owner with respect to this Contract.

RIDER EFFECTIVE	The effective date of any Rider as indicated on the Contract Schedule.

SEPARATE ACCOUNT DATE	The Company’s Separate Account(s) designated on the Contract Schedule.

SERIES	A segment of an Eligible Investment which constitutes a separate and distinct class of shares into which assets of a Sub-Account will be invested.

SUB-ACCOUNT	Separate Account assets are divided into Sub-Accounts which are listed on the Contract Schedule. Assets of each Sub-Account will be invested in shares of an Eligible Investment or a Series of an Eligible Investment.

VALUATION DATE	Each day on which the Company, the New York Stock Exchange (“NYSE”) and the Eligible Investments are open for business.

VALUATION PERIOD	The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

TMLS	6	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

VARIABLE ANNUITY	An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Separate Account.

WRITTEN REQUEST	A request in writing, in a form satisfactory to the Company, which is received by the Annuity Service Center.

TMLS	7	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

The initial Purchase Payment is due on the Issue Date. The minimum and maximum subsequent and total Purchase Payments are shown on the Contract Schedule. The Company reserves the right to reject any Purchase Payment.

SUBSEQUENT PURCHASE PAYMENTS

Subject to the minimum subsequent and maximum total shown on the Contract Schedule, the Contract Owner may make subsequent Purchase Payments.

ALLOCATION OF PURCHASE PAYMENTS

The allocation of the initial Net Purchase Payment is made in accordance with the selection made by the Contract Owner at the time the Contract is issued. Unless otherwise changed by Written Request by the Contract Owner, subsequent Net Purchase Payment(s) are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Contract Schedule. The Company has reserved the right to allocate initial Purchase Payments to the Money Market Sub-Account until the expiration of the Right to Examine Contract period.

SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT

The Separate Account is designated on the Contract Schedule and consists of assets set aside by the Company, which are kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-Accounts. The Sub-Accounts which are available under this Contract are listed in the Contract Schedule. The assets of the Sub-Accounts are allocated to the Eligible Investment(s) and the Series, if any, within an Eligible Investment shown on the Contract Schedule. The Company may, from time to time, add additional Eligible Investments or Series to those shown on the Contract Schedule. The Contract Owner may be permitted to transfer Contract Values or allocate Net Purchase Payments to the additional Eligible Investments or Series. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Eligible Investment(s) or any Series within an Eligible Investment become unavailable for investment by the Separate Account, or the Company deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or may substitute shares of another Eligible Investment or Series for shares already purchased under this Contract.

TMLS	8	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

VALUATION OF ASSETS

The assets of the Separate Account are valued at their fair market value in accordance with procedures of the Company.

ACCUMULATION UNITS

During the Accumulation Period, Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or cancelled once it receives the necessary information to completely process the transaction. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Annuity Service Center.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account was arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current Valuation Period.

The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:

A is	(i) the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the current Valuation Period; plus

(ii) any dividend per share declared on behalf of such Eligible Investment or Series that has an ex-dividend date within the current Valuation Period; less

(iii) the cumulative charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-Account.

B is	the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the immediately preceding Valuation Period.

C is	the cumulative unpaid charge for the Mortality and Expense Risk Charge, and the Administrative Charge which are shown on the Contract Schedule.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

TMLS	9	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

MORTALITY AND EXPENSE RISK CHARGE

Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE CHARGE

Each Valuation Period, the Company deducts an Administrative Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Contract and the Separate Account.

MORTALITY AND EXPENSE GUARANTEE

The Company guarantees that the Annuity Rates after the first Annuity Payment will not be affected by variations in mortality experience.

ANNUAL CONTRACT MAINTENANCE CHARGE

DEDUCTION FOR ANNUAL CONTRACT MAINTENANCE CHARGE

The Company deducts an Annual Contract Maintenance Charge from the Contract Value or Annuity Payments to reimburse it for expenses relating to maintenance of this Contract. The Annual Contract Maintenance Charge is shown on the Contract Schedule.

TRANSFER PROVISIONS

TRANSFERS DURING THE ACCUMULATION PERIOD

Subject to any limitations imposed by the Company on the number of transfers, shown on the Contract Schedule, that can be made during the Accumulation Period, the Contract Owner may transfer all or part of the Contract Owner’s interest in a Sub-Account by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Contract Schedule. All transfers are subject to the following:

1.	If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Contract Owner’s interest in the Sub-Account from which the transfer is made. However, if the Contract Owner’s entire interest in a Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If Contract Values are being transferred from more than one Sub-Account, any Transfer Fee will be allocated to those Sub-Accounts on a pro-rata basis in proportion to the amount transferred from each Sub-Account.

TMLS	10	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

2.	The minimum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account is shown on the Contract Schedule.

3.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the Written Request for transfer is received at the Annuity Service Center.

TRANSFERS DURING THE ANNUITY PERIOD

During the Annuity Period, the Contract Owner may make transfers, by Written Request, as follows:

1.	The Contract Owner may make transfers between Sub-Accounts, subject to any limitations imposed by the Company on the number of transfers, shown on the Contract Schedule, that can be made. If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the next payment to be made.

2.	The Contract Owner may, once each Contract Year, make a transfer from one or more Sub-Accounts to the General Account. The Contract Owner may not make a transfer from the General Account to the Separate Account.

3.	Transfers between Sub-Accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

The amount transferred to the General Account from a Sub-Account will be based on the value of the payments being transferred from that Sub-Account. Transfers to the General Account will be made by converting the Annuity Units being transferred to purchase fixed Annuity Payments under the Annuity Option in effect and based on the Age of the Annuitant at the time of the transfer.

4.	The minimum amount which can be transferred is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account is shown on the Contract Schedule. The minimum transfer amount and the minimum amount remaining are based on the value of the payments, the Annuity Option in effect and the Age of the Annuitant at the time of the transfer.

5.	The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

TMLS	11	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

If the Contract Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Contract Owner’s instructions. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.

WITHDRAWAL PROVISIONS

WITHDRAWAL

During the Accumulation Period, the Contract Owner may, upon Written Request, make a total or partial withdrawal of the Contract Withdrawal Value. The Contract Withdrawal Value is:

1.	the Contract Value as of the end of the Valuation Period during which a Written Request for a withdrawal is received; less

2.	any applicable Premium Taxes not previously deducted; less

3.	the Contingent Deferred Sales Charge, if any; less

4.	the Withdrawal Charge, if any; less

5.	the Annual Contract Maintenance Charge, if any; less

6.	any Purchase Payments credited to the Contract when based upon payments that have not cleared the drawer bank.

A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-Account in the ratio that the Contract Owner’s interest in the Sub-Account bears to the total Contract Value. The Contract Owner must specify by Written Request in advance which Sub-Account Units are to be canceled if other than the above method is desired. If the Contract Owner makes a total withdrawal, all of the Contract Owner’s rights and interests in the Contract will terminate.

The Company will pay the amount of any withdrawal within seven (7) calendar days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the minimum amount shown on the Contract Schedule. The Contract Value which must remain in the Contract after a partial withdrawal is shown on the Contract Schedule. The Company reserves the right to limit the number of partial withdrawals that can be made from a Contract. The current number of partial withdrawals permitted is shown on the Contract Schedule.

CONTINGENT DEFERRED SALES CHARGE

A Contingent Deferred Sales Charge (CDSC) may be deducted in the event of a withdrawal of all or a portion of the Contract Value. The Free Withdrawal Amount is an amount which is not subject to the CDSC. The CDSC and Free Withdrawal Amounts are shown on the Contract Schedule.

TMLS	12	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

WITHDRAWAL CHARGE

A service fee (Withdrawal Charge) may be deducted in the event of a withdrawal. The Withdrawal Charge is shown on the Contract Schedule.

PROCEEDS PAYABLE ON DEATH

DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD

Upon the death of the Contract Owner or a Joint Contract Owner during the Accumulation Period, the death benefit will be paid to the Beneficiary designated by the Contract Owner. Upon the death of a Joint Contract Owner, the surviving Joint Contract Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death benefit payout options below. If the primary Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract at the then current Death Benefit Amount in his or her own name and exercise all the Contract Owner’s rights under the Contract. The right to continue the Contract by a surviving spouse can only be exercised once while the Contract is in effect. If no election is made within 60 days of receipt of due proof of death, the surviving spouse will be considered to have continued the Contract in his or her own name.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

The death benefit during the Accumulation Period will be the Contract Value determined and paid as of the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method.

DEATH BENEFIT PAYOUT OPTIONS DURING THE ACCUMULATION PERIOD

A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Contract Owner during the Accumulation Period:

Option 1 -	lump sum payment of the death benefit; or

Option 2 -	payment of the entire death benefit within 5 years of the date of the death of the Contract Owner; or

Option 3 -	payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Contract Owner or any Joint Contract Owner.

TMLS	13	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

Any portion of the death benefit not applied under Option 3 within one year of the date of the Contract Owner’s death must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue the Contract in his or her own name, or elect option 1 or 3 above.

If a lump sum payment is requested, the amount will be paid within seven (7) calendar days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death by the Company.

DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD

If the Contract Owner or a Joint Contract Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Contract Owner’s death. Upon the death of a Contract Owner during the Annuity Period, the Beneficiary becomes the Contract Owner.

DEATH OF ANNUITANT

Upon the death of the Annuitant, who is not a Contract Owner, during the Accumulation Period, the Contract Owner may designate a new Annuitant, subject to the Company’s underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Contract Owner will become the Annuitant. If the Contract Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Contract Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant on or after the Annuity Date, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant’s death.

PAYMENT OF DEATH BENEFIT

The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

1.	a certified death certificate; or

2.	a certified decree of a court of competent jurisdiction as to the finding of death; or

3.	any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable laws or regulations governing death benefit payments.

TMLS	14	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

BENEFICIARY

The Beneficiary designation in effect on the Issue Date will remain in effect until changed. Unless the Contract Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

1.	to the Primary Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; or if there are none

2.	to the Contingent Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; or if there are none

3.	to the estate of the Contract Owner.

In the event no Beneficiary designation is on record at the time of death, the beneficiary will be the estate of the Contract Owner. Beneficiaries may be named irrevocably. A change of Beneficiary requires the consent of any irrevocable Beneficiary. If an irrevocable Beneficiary is named, the Contract Owner retains all other contractual rights.

CHANGE OF BENEFICIARY

Subject to the rights of any irrevocable Beneficiary(ies), the Contract Owner may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). Any change must be made by Written Request. The change will take effect as of the date the notice is signed. The Company will not be liable for any payment made or action taken before it records the change.

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments for a withdrawal or transfer for any period when:

1.	the New York Stock Exchange is closed (in addition to customary weekend and holiday closings);

2.	trading on the New York Stock Exchange is restricted;

3.	an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account’s net assets; or

4.	during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in 2 and 3 exist.

TMLS	15	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

ANNUITANT

The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Contract Owner at the Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a Contract which is owned by a non-natural person. Any change of Annuitant is subject to the Company’s underwriting rules then in effect.

CONTRACT OWNER

The Contract Owner has all rights under this Contract. The Contract Owner is designated as such on the Issue Date, unless changed.

The Contract Owner may change owners at any time prior to the Annuity Date by Written Request. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. The change will become effective as of the date the Written Request is signed. A new designation of Contract Owner will not apply to any payment made or action taken by the Company prior to the time it was received.

JOINT CONTRACT OWNERS

The Contract can be owned by Joint Contract Owners. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

If the Contract is owned by Joint Contract Owners, the Age of the oldest Joint Contract Owner will be used to determine all applicable benefits.

Both Joint Contract Owner signatures will be required to exercise any contractual right.

ASSIGNMENT OF THE CONTRACT

A Written Request by the Contract Owner specifying the terms of an assignment of this Contract must be provided to the Annuity Service Center. Until the Written Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in this Contract by assignment, agreement, or otherwise.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with the Company’s consent.

If this Contract is assigned, the Contract Owner’s rights may only be exercised with the consent of the assignee of record.

TMLS	16	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

GENERAL PROVISIONS

THE CONTRACT

The entire Contract consists of this Contract, the application if any, and any riders, amendments or endorsements attached to this Contract.

CONTRACT CHANGES BY THE COMPANY

The Company reserves the right to amend this Contract to meet the requirements of any applicable federal or state laws or regulations, or as otherwise provided in this Contract. The Company will notify the Contract Owner in writing of such amendments.

Any changes to this Contract by the Company must be signed by an authorized officer of the Company. Agents of the Company have no authority to alter or modify any of the terms, conditions, agreements of this Contract, or to waive any of its provisions.

CONTRACT CHANGES BY THE CONTRACT OWNER

The Contract Owner may, subject to the Company’s underwriting rules then in effect and in accordance with the provisions of this Contract, by Written Request:

1.	change the Contract Owner;

2.	change the Annuity Date and/or the Annuity Option at any time up to thirty (30) calendar days before the current Annuity Date, provided the Annuitant is then living;

3.	change the Beneficiary; or

4.	change the Annuitant, prior to the Annuity Date.

A change of Annuitant, Annuity Date and Annuity Option will take effect on the date the Written Request is received.

The Company will not be responsible for the tax consequences of any Contract Owner change.

TMLS	17	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

CONTRACT TERMINATION

This Contract will terminate upon the occurrence of any of the following events:

1.	the date of the last Annuity Payment;

2.	the date payment is made of the entire Contract Value;

3.	the date of the last death benefit payment to the last Beneficiary;

4.	the date the Contract is returned under the Right to Examine Contract provision.

In addition, the Company reserves the right to terminate this Contract if:

•	No Purchase Payment has been made for at least two consecutive years measured from the date we received the last Purchase Payment; and

•	Each of the following amounts is less than $2,000 on the date we send notice of our election to terminate this Contract:

1.	The Contract Value less any Premium Tax deducted;

2.	The Contract Withdrawal Value; and

3.	The sum of all Purchase Payments made into the Contract adjusted for any partial withdrawals.

If the Company exercises this right, a written notice of termination will be sent to the Contract Owner at the last known address shown in our records. This notice will state that the Contract will terminate 30 days after we have mailed the notice unless we receive a Purchase Payment that brings the Contract Value (less any Premium Tax) to at least $2,000 before that time. If the Contract is terminated pursuant to the reserved right to terminate this Contract, we will pay the Contract Withdrawal Value to the Contract Owner.

INCONTESTABILITY

The Company cannot contest this Contract during the lifetime of the Contract Owner or Annuitant after it has been in force for a period of two years from the Issue Date.

MISSTATEMENT OF AGE OR SEX

If the Annuitant’s Age or sex has been incorrectly stated, the Annuity Payment payable will be that which the Contract Value, reduced by any applicable Premium Tax, Annual Contract Maintenance Charge, and Contingent Deferred Sales Charge, would have purchased at the correct Age and sex. After correction, the Annuitant will receive the sum of any underpayments made by the Company within thirty (30) calendar days. The amount of any overpayments made by the Company will be charged against the payment(s) following the correction. For any other Contract Value for which Age or sex has been incorrectly stated, such values will be adjusted to reflect the correct Age and sex.

TMLS	18	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

NON-BUSINESS DAYS

If the due date or Valuation Date for any activity required by the Contract falls on a non-business day for the Company, performance will be rendered on the first business day following such due date or Valuation Date.

NON-PARTICIPATING

This Contract is non-participating and will not share in any surplus earnings of the Company. No dividends are payable on this Contract.

PROTECTION OF PROCEEDS

To the extent permitted by law, all payments under this Contract shall be free from legal process and the claim of any creditor if the person is entitled to them under this Contract. No payment and no amount under this Contract can be taken or assigned in advance of its payment date unless the Company receives the Contract Owner’s written consent.

REGULATORY REQUIREMENTS

All values payable under this Contract will not be less than the minimum benefits required by the laws and regulations of the state for which the Contract is issued.

REPORTS

Each year the Company will provide to the Contract Owner an accounting of Purchase Payments, transfers, withdrawals, charges applicable to this Contract, and any other information required under state or federal law.

PREMIUM AND OTHER TAXES

Any Premium Taxes relating to this Contract may be deducted from the Purchase Payments or Contract Value when incurred. The Company will, in its sole discretion, determine when Premium Taxes have resulted from the investment experience of the Separate Account, receipt by the Company of the Purchase Payments, or commencement of Annuity Payments. The Company may, at its sole discretion, pay such Premium Taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date.

The Company will deduct any withholding taxes required by applicable law. The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient.

TMLS	19	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

ANNUITY PROVISIONS

ANNUITY GUIDELINES

Once the Contract reaches the Annuity Date, the following guidelines apply:

1.	The Contract Owner may elect to have all or part of the Contract Value applied to provide a Variable Annuity, a Fixed Annuity, or a combination Fixed and Variable Annuity. If a combination is elected, the Contract Owner must specify what part of the Contract Value is to be applied to the Fixed and Variable options.

2.	The amount applied to an Annuity Option on the Annuity Date, excluding any death benefit proceeds applied to an Annuity Option, is equal to the Contract Value minus any applicable Premium Tax, Annual Contract Maintenance Charge and Contingent Deferred Sales Charge shown on the Contract Schedule.

3.	The minimum amount that may be applied under any Annuity Option, and the minimum periodic Annuity Payment allowed, are set forth on the Contract Schedule in the Annuity Guideline Parameters.

4.	The Contract Owner may select an Annuity Date at the Issue Date. The Contract Owner may change the Annuity Date at any time up to thirty (30) calendar days prior to the current Annuity Date by Written Request. Any Annuity Date selected is subject to the Annuity Guideline Parameters set forth on the Contract Schedule.

5.	If no Annuity Option has been chosen at least thirty (30) calendar days before the Annuity Date, the Company will make payments to the Annuitant under Option B, with 10 years of payments guaranteed. Unless specified otherwise, the Contract Value shall be used to provide a Variable Annuity.

ANNUITY PAYMENTS

The Company will make Annuity Payments beginning on the Annuity Date, provided no death benefit has become payable and the Contract Owner has by Written Request selected an available Annuity Option and payment schedule. Except as otherwise agreed to by the Contract Owner and the Company, Annuity Payments will be payable monthly. The Annuity Option and frequency of Annuity Payments may not be changed by the Contract Owner after Annuity Payments begin. Unless the Contract Owner specifies otherwise, the payee of the Annuity Payments shall be the Annuitant.

If the amount of the Annuity Payment will depend on the Age or sex of the Annuitant, the Company reserves the right to ask for satisfactory proof of the Annuitant’s (or Joint Annuitant’s, if any) Age and sex. The Company reserves the right to delay Annuity Payments until acceptable proof is received.

TMLS	20	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

FIXED ANNUITY

A Fixed Annuity provides for payments which do not fluctuate based on investment performance.

The Fixed Annuity shall be determined by applying the Annuity Purchase Rates set forth in the Fixed Annuity Rate Tables below to the portion of the Contract Value allocated to the Fixed Annuity Option selected by the Contract Owner.

VARIABLE ANNUITY

A Variable Annuity provides for payments which may fluctuate based on the investment performance of the Sub-Accounts of the Separate Account. Variable Annuity Payments will be based on the allocation of the Contract Value among the Sub-Accounts.

ANNUITY UNITS AND PAYMENTS

The dollar amount of each Variable Annuity payment depends on the number of Annuity Units credited to that Annuity Option, and the value of those Units. The number of Annuity Units is determined as follows:

1.	The number of Annuity Units credited in each Sub-Account will be determined by dividing the product of the portion of the Contract Value to be applied to the Sub-Account and the Annuity Purchase Rate by the value of one Annuity Unit in that Sub-Account on the Annuity Date. The purchase rates are set forth in the Variable Annuity Rate Tables.

2.	For each Sub-Account, the amount of each Annuity Payment equals the product of the Annuitant’s number of Annuity Units and the Annuity Unit Value on the payment date. The amount of each payment may vary.

ANNUITY UNIT VALUE

The value of any Annuity Unit for each Sub-Account of the Separate Account was arbitrarily set initially at $10.

The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

1.	The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

2.	The result in (1) is then divided by an assumed investment factor. The assumed investment rate factor equals 1.00 plus the assumed investment rate for the number of days since the preceding Valuation Date. The assumed investment rate is based on an effective annual rate of 4%.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

TMLS	21	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

ANNUITY OPTIONS

The Contract Owner may choose periodic fixed and/or variable Annuity Payments under any of the Annuity Options described below. The Company may consent to other plans of payment in addition to those described.

The following Annuity Options are available:

Annuity Option A - Life Income

Periodic payments will be made as long as the Annuitant lives.

Annuity Option B - Life Income with Period Certain

Periodic payments will be made for a guaranteed period, or as long as the Annuitant lives, whichever is longer. The guaranteed period may be five (5), ten (10) or twenty (20) years. If the Beneficiary does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the guaranteed annuity payments remaining commuted and paid in a lump sum.

Annuity Option C - Joint and Last Survivor Annuity

Periodic payments will be made during the joint lifetime of two Annuitants continuing in the same amount during the lifetime of the surviving Annuitant.

Annuity Option D - Joint and 2/3 Survivor Annuity

Periodic payments will be made during the joint lifetime of two Annuitants. Payments will continue during the lifetime of the surviving Annuitant and will be computed on the basis of two-thirds of the annuity payment (or Units) in effect during the joint lifetime.

Annuity Option E - Period Certain Annuity

Periodic payments will be made for a specified period. The specified period must be at least five (5) years and cannot be more than thirty (30) years. If the Contract Owner does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the remaining payments commuted and paid in a lump sum or as an Annuity Option purchased at the date of such election.

TMLS	22	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

ANNUITY RATES

FIXED ANNUITY RATES

Notes to Tables

Table 1 - Annuity Options A and B

Table 2 - Annuity Option C

Table 3 - Annuity Option D

Table 4 - Annuity Option E

Note 1:	If the single premium immediate annuity rates offered by the Company and designated by the Company for this purpose on the Annuity Date are more favorable than the minimum guaranteed rates used to develop Tables 1, 2, 3 or 4, those rates will be used.

Note 2:	The 1983 Table “a” mortality table, projected to the year 2040 with 100% of Projection Scale G for males and 80% of Projection Scale G for females, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 30%/70% male/female weighting.

Note 3:	The Annuity Option rates shown in Tables 1, 2, 3, and 4 are based on an effective annual interest rate of 2%.

Note 4:	Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The following tables show Annuity Option rates based on age nearest birthday.

Note 5:	The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

TMLS	23	[09-01]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

FIXED ANNUITY RATES

TABLE 1 - OPTIONS A & B

MONTHLY PAYMENT PER $1,000

MALE					FEMALE
Age	Life Only	Years Certain & Life			Life Only	Years Certain & Life			Age
		5	10	20		5	10	20
50	3.17	3.17	3.16	3.12	2.98	2.98	2.98	2.96	50
51	3.23	3.22	3.21	3.17	3.03	3.03	3.03	3.00	51
52	3.28	3.28	3.27	3.22	3.08	3.08	3.07	3.05	52
53	3.34	3.34	3.33	3.27	3.13	3.13	3.12	3.10	53
54	3.41	3.40	3.39	3.33	3.19	3.18	3.18	3.15	54
55	3.47	3.47	3.45	3.38	3.24	3.24	3.23	3.20	55
56	3.54	3.54	3.52	3.44	3.30	3.30	3.29	3.25	56
57	3.62	3.61	3.59	3.50	3.37	3.36	3.35	3.31	57
58	3.69	3.69	3.67	3.56	3.43	3.43	3.42	3.36	58
59	3.78	3.77	3.75	3.62	3.50	3.50	3.49	3.42	59
60	3.86	3.86	3.83	3.68	3.58	3.57	3.56	3.48	60
61	3.96	3.95	3.92	3.75	3.65	3.65	3.63	3.55	61
62	4.05	4.04	4.01	3.81	3.74	3.73	3.71	3.61	62
63	4.16	4.15	4.10	3.88	3.82	3.82	3.80	3.68	63
64	4.27	4.25	4.20	3.95	3.92	3.91	3.89	3.75	64
65	4.39	4.37	4.31	4.02	4.02	4.01	3.98	3.82	65
66	4.51	4.49	4.42	4.09	4.12	4.11	4.08	3.90	66
67	4.65	4.62	4.54	4.16	4.23	4.22	4.18	3.97	67
68	4.79	4.76	4.66	4.23	4.35	4.34	4.29	4.04	68
69	4.94	4.90	4.79	4.30	4.48	4.46	4.41	4.12	69
70	5.10	5.06	4.92	4.36	4.61	4.60	4.53	4.19	70
71	5.26	5.21	5.06	4.43	4.76	4.74	4.66	4.27	71
72	5.44	5.38	5.20	4.49	4.92	4.89	4.80	4.34	72
73	5.63	5.56	5.35	4.55	5.09	5.06	4.95	4.41	73
74	5.83	5.75	5.50	4.61	5.27	5.23	5.10	4.48	74
75	6.04	5.94	5.66	4.66	5.46	5.42	5.26	4.54	75
76	6.26	6.15	5.82	4.71	5.67	5.61	5.42	4.60	76
77	6.51	6.38	5.98	4.75	5.89	5.82	5.59	4.66	77
78	6.76	6.61	6.16	4.80	6.13	6.05	5.77	4.71	78
79	7.04	6.86	6.33	4.83	6.39	6.28	5.95	4.76	79
80	7.34	7.12	6.51	4.87	6.66	6.54	6.14	4.80	80
81	7.65	7.39	6.69	4.90	6.96	6.81	6.33	4.84	81
82	7.99	7.68	6.87	4.93	7.28	7.09	6.53	4.88	82
83	8.35	7.98	7.05	4.95	7.62	7.40	6.72	4.91	83
84	8.73	8.30	7.22	4.97	7.99	7.72	6.92	4.94	84
85	9.14	8.64	7.39	4.99	8.39	8.05	7.10	4.96	85

TMLS	24	[09-08]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

FIXED ANNUITY RATES

TABLE 2 - OPTION C

MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	2.46 2.51 2.54 2.57 2.58 2.60 2.60 2.61 2.61 2.61	2.53 2.59 2.65 2.69 2.72 2.74 2.76 2.77 2.77 2.77	2.58 2.68 2.76 2.83 2.88 2.92 2.94 2.96 2.97 2.98	2.63 2.75 2.86 2.96 3.05 3.11 3.16 3.19 3.21 3.23	2.67 2.80 2.94 3.09 3.22 3.33 3.42 3.48 3.52 3.54	2.69 2.84 3.02 3.20 3.38 3.55 3.70 3.81 3.89 3.95	2.71 2.88 3.07 3.29 3.53 3.77 4.00 4.20 4.35 4.46	2.72 2.90 3.11 3.36 3.64 3.96 4.30 4.61 4.89 5.10	2.73 2.91 3.13 3.40 3.73 4.11 4.55 5.01 5.45 5.84	2.73 2.92 3.15 3.43 3.78 4.22 4.75 5.35 6.00 6.64	40 45 50 55 60 65 70 75 80 85

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	2.46 2.51 2.54 2.57 2.58 2.60 2.60 2.61 2.61 2.61	2.53 2.59 2.65 2.69 2.72 2.74 2.76 2.77 2.77 2.77	2.58 2.68 2.76 2.83 2.88 2.92 2.94 2.96 2.97 2.97	2.63 2.75 2.86 2.96 3.05 3.11 3.16 3.19 3.21 3.22	2.67 2.80 2.94 3.09 3.22 3.33 3.41 3.47 3.51 3.54	2.69 2.84 3.02 3.20 3.38 3.55 3.70 3.81 3.89 3.93	2.71 2.88 3.07 3.29 3.52 3.77 4.00 4.19 4.33 4.43	2.72 2.90 3.11 3.35 3.64 3.96 4.28 4.59 4.85 5.04	2.73 2.91 3.13 3.40 3.72 4.10 4.53 4.96 5.37 5.70	2.73 2.92 3.15 3.43 3.77 4.20 4.71 5.26 5.83 6.33	40 45 50 55 60 65 70 75 80 85

TMLS	25	[09-08]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

FIXED ANNUITY RATES

TABLE 3 - OPTION D

MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND 2/3 SURVIVOR ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	2.60 2.67 2.75 2.83 2.92 3.01 3.12 3.22 3.33 3.43	2.68 2.76 2.85 2.94 3.04 3.15 3.27 3.38 3.50 3.62	2.76 2.86 2.96 3.07 3.19 3.31 3.44 3.58 3.71 3.84	2.85 2.96 3.08 3.21 3.35 3.50 3.65 3.81 3.97 4.12	2.94 3.07 3.21 3.36 3.53 3.71 3.90 4.09 4.28 4.47	3.04 3.19 3.35 3.53 3.73 3.96 4.19 4.43 4.67 4.90	3.15 3.31 3.50 3.71 3.95 4.23 4.53 4.83 5.15 5.45	3.28 3.45 3.66 3.90 4.19 4.52 4.90 5.30 5.72 6.14	3.40 3.59 3.82 4.10 4.43 4.83 5.30 5.82 6.39 6.97	3.53 3.74 3.99 4.30 4.67 5.14 5.71 6.36 7.11 7.91	40 45 50 55 60 65 70 75 80 85

MALE /FEMALE - JOINT AND 2/3 SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	2.60 2.67 2.75 2.83 2.91 3.00 3.09 3.18 3.26 3.33	2.68 2.76 2.85 2.94 3.03 3.14 3.24 3.34 3.43 3.51	2.76 2.85 2.96 3.06 3.18 3.29 3.41 3.53 3.63 3.72	2.84 2.95 3.07 3.20 3.34 3.48 3.62 3.75 3.87 3.97	2.94 3.06 3.20 3.35 3.52 3.69 3.86 4.02 4.17 4.29	3.03 3.18 3.34 3.51 3.71 3.92 4.14 4.34 4.53 4.68	3.14 3.30 3.48 3.68 3.92 4.18 4.45 4.72 4.96 5.16	3.25 3.42 3.62 3.86 4.13 4.44 4.78 5.13 5.45 5.72	3.35 3.54 3.76 4.02 4.33 4.70 5.11 5.54 5.97 6.34	3.44 3.64 3.87 4.15 4.50 4.91 5.39 5.91 6.44 6.91	40 45 50 55 60 65 70 75 80 85

TMLS	26	[09-08]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

FIXED ANNUITY RATES

TABLE 4 - OPTION E

MONTHLY PAYMENT PER $1000

YEARS	MONTHLY INCOME
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	$17.49 14.72 12.74 11.25 10.10 9.18 8.42 7.80 7.26 6.81 6.42 6.07 5.77 5.50 5.26 5.04 4.85 4.67 4.51 4.36 4.22 4.10 3.98 3.87 3.77 3.68

TMLS	27	[09-07]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

ANNUITY RATES

VARIABLE ANNUITY RATES

Notes to Tables

Table 5 - Annuity Options A and B

Table 6 - Annuity Option C

Table 7 - Annuity Option D

Table 8 - Annuity Option E

Note 1:	The 1983 Table “a” mortality table, projected to the year 2025 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 30%/70% male/female weighting.

Note 2:	The Annuity Option rates shown in Tables 5, 6, 7 and 8 are based on an assumed effective annual interest rate of 4%.

Note 3:	Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The following tables show Annuity Option rates based on age nearest birthday.

Note 4:	The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

TMLS	28	[09-07]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

VARIABLE ANNUITY RATES

TABLE 5 - OPTIONS A & B

MONTHLY PAYMENT PER $1,000

MALE					FEMALE
Age	Life Only	Years Certain & Life			Life Only	Years Certain & Life			Age
		5	10	20		5	10	20
50	4.45	4.45	4.43	4.36	4.18	4.17	4.17	4.14	50
51	4.51	4.50	4.48	4.41	4.22	4.22	4.21	4.18	51
52	4.57	4.56	4.54	4.45	4.27	4.26	4.26	4.22	52
53	4.63	4.63	4.60	4.50	4.32	4.31	4.30	4.26	53
54	4.70	4.69	4.66	4.55	4.37	4.36	4.35	4.31	54
55	4.77	4.76	4.73	4.61	4.42	4.42	4.41	4.35	55
56	4.84	4.83	4.80	4.66	4.48	4.48	4.46	4.40	56
57	4.92	4.91	4.88	4.72	4.54	4.54	4.52	4.45	57
58	5.01	4.99	4.95	4.77	4.61	4.60	4.58	4.50	58
59	5.10	5.08	5.04	4.83	4.67	4.67	4.65	4.56	59
60	5.19	5.17	5.12	4.89	4.75	4.74	4.72	4.62	60
61	5.29	5.27	5.21	4.95	4.82	4.82	4.79	4.68	61
62	5.40	5.38	5.31	5.02	4.91	4.90	4.87	4.74	62
63	5.52	5.49	5.41	5.08	4.99	4.98	4.95	4.80	63
64	5.64	5.61	5.52	5.14	5.09	5.07	5.04	4.86	64
65	5.77	5.74	5.63	5.20	5.19	5.17	5.13	4.93	65
66	5.92	5.88	5.75	5.27	5.29	5.28	5.23	5.00	66
67	6.07	6.02	5.87	5.33	5.41	5.39	5.33	5.06	67
68	6.23	6.17	6.00	5.39	5.53	5.51	5.44	5.13	68
69	6.40	6.33	6.14	5.45	5.66	5.63	5.56	5.20	69
70	6.58	6.50	6.27	5.50	5.80	5.77	5.68	5.27	70
71	6.77	6.68	6.42	5.56	5.95	5.92	5.81	5.34	71
72	6.97	6.87	6.56	5.61	6.11	6.07	5.95	5.40	72
73	7.19	7.07	6.72	5.66	6.29	6.24	6.09	5.46	73
74	7.42	7.27	6.87	5.70	6.48	6.42	6.24	5.52	74
75	7.66	7.50	7.03	5.74	6.68	6.61	6.40	5.58	75
76	7.93	7.73	7.20	5.78	6.90	6.82	6.56	5.63	76
77	8.21	7.97	7.36	5.81	7.14	7.04	6.73	5.68	77
78	8.51	8.23	7.53	5.84	7.39	7.27	6.91	5.73	78
79	8.83	8.51	7.70	5.87	7.66	7.51	7.09	5.77	79
80	9.17	8.79	7.87	5.90	7.95	7.77	7.27	5.81	80
81	9.53	9.09	8.04	5.92	8.26	8.05	7.46	5.84	81
82	9.92	9.40	8.21	5.94	8.60	8.34	7.64	5.87	82
83	10.34	9.73	8.37	5.95	8.96	8.66	7.83	5.89	83
84	10.79	10.07	8.53	5.96	9.36	8.99	8.01	5.92	84
85	11.26	10.42	8.68	5.97	9.78	9.33	8.19	5.94	85

TMLS	29	[09-07]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

VARIABLE ANNUITY RATES

TABLE 6 - OPTION C

MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	3.71 3.74 3.77 3.79 3.81 3.82 3.83 3.83 3.84 3.84	3.77 3.82 3.86 3.90 3.93 3.95 3.96 3.97 3.98 3.98	3.82 3.89 3.96 4.02 4.07 4.10 4.13 4.15 4.16 4.16	3.87 3.96 4.06 4.15 4.22 4.29 4.33 4.36 4.39 4.40	3.91 4.03 4.15 4.28 4.39 4.50 4.58 4.64 4.68 4.71	3.94 4.08 4.23 4.40 4.57 4.73 4.87 4.98 5.05 5.11	3.96 4.12 4.30 4.50 4.73 4.96 5.19 5.38 5.53 5.63	3.98 4.15 4.35 4.59 4.87 5.19 5.52 5.83 6.10 6.31	3.99 4.17 4.39 4.66 4.98 5.38 5.82 6.29 6.73 7.12	4.00 4.18 4.41 4.70 5.06 5.52 6.08 6.71 7.37 8.02	40 45 50 55 60 65 70 75 80 85

MALE / FEMALE - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	3.71 3.74 3.77 3.79 3.81 3.82 3.83 3.83 3.84 3.84	3.77 3.82 3.86 3.90 3.93 3.95 3.96 3.97 3.98 3.98	3.82 3.89 3.96 4.02 4.07 4.10 4.13 4.14 4.15 4.16	3.87 3.96 4.06 4.15 4.22 4.29 4.33 4.36 4.38 4.39	3.91 4.03 4.15 4.28 4.39 4.50 4.58 4.63 4.67 4.70	3.94 4.08 4.23 4.40 4.57 4.72 4.86 4.97 5.04 5.09	3.96 4.12 4.30 4.50 4.73 4.96 5.18 5.36 5.50 5.59	3.98 4.15 4.35 4.59 4.87 5.18 5.49 5.79 6.03 6.21	3.99 4.17 4.38 4.65 4.97 5.36 5.78 6.21 6.59 6.90	4.00 4.18 4.41 4.69 5.04 5.48 6.00 6.55 7.10 7.56	40 45 50 55 60 65 70 75 80 85

TMLS	30	[09-07]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

VARIABLE ANNUITY RATES

TABLE 7 - OPTION D

MONTHLY PAYMENT PER $1,000

MALE / FEMALE - JOINT AND 2/3 SURVIVOR ANNUITY

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	3.85 3.92 4.00 4.09 4.19 4.31 4.45 4.60 4.76 4.92	3.92 4.00 4.09 4.19 4.30 4.43 4.58 4.74 4.91 5.08	4.00 4.09 4.19 4.30 4.42 4.57 4.73 4.91 5.09 5.28	4.09 4.19 4.30 4.43 4.58 4.74 4.93 5.12 5.33 5.53	4.19 4.31 4.44 4.59 4.76 4.95 5.16 5.39 5.62 5.86	4.31 4.44 4.59 4.76 4.96 5.19 5.45 5.72 6.00 6.28	4.45 4.59 4.76 4.97 5.20 5.48 5.80 6.14 6.49 6.84	4.62 4.77 4.97 5.20 5.48 5.82 6.21 6.64 7.10 7.56	4.80 4.97 5.19 5.45 5.78 6.19 6.67 7.22 7.82 8.45	4.99 5.18 5.42 5.72 6.09 6.57 7.17 7.86 8.65 9.50	40 45 50 55 60 65 70 75 80 85

MALE/ FEMALE - JOINT AND 2/3 SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

MALE AGE	FEMALE AGE										MALE AGE
	40	45	50	55	60	65	70	75	80	85
40 45 50 55 60 65 70 75 80 85	3.85 3.92 3.99 4.08 4.18 4.29 4.40 4.52 4.63 4.72	3.92 3.99 4.08 4.17 4.28 4.40 4.53 4.65 4.77 4.86	3.99 4.08 4.18 4.28 4.40 4.54 4.68 4.81 4.94 5.04	4.08 4.18 4.29 4.42 4.55 4.70 4.86 5.01 5.15 5.27	4.18 4.29 4.42 4.56 4.73 4.90 5.09 5.26 5.42 5.55	4.30 4.42 4.57 4.73 4.92 5.14 5.36 5.57 5.76 5.92	4.43 4.56 4.73 4.92 5.15 5.40 5.67 5.94 6.18 6.38	4.57 4.72 4.90 5.12 5.39 5.69 6.03 6.37 6.68 6.94	4.71 4.87 5.07 5.32 5.62 5.98 6.38 6.80 7.21 7.54	4.83 5.00 5.22 5.49 5.82 6.23 6.70 7.20 7.69 8.12	40 45 50 55 60 65 70 75 80 85

TMLS	31	[09-07]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

VARIABLE ANNUITY RATES

TABLE 8 - OPTION E

MONTHLY PAYMENT PER $1000

YEARS	MONTHLY INCOME
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	$18.32 15.56 13.59 12.12 10.97 10.06 9.31 8.69 8.17 7.72 7.34 7.00 6.71 6.44 6.21 6.00 5.81 5.64 5.49 5.35 5.22 5.10 5.00 4.90 4.80 4.72

TMLS	32	[09-07]

Exhibit 4

2008 Version: Form of Individual Annuity Contract pp1-33

Notice of Annual Meeting:

The Contract Owner is hereby notified that by virtue of this Contract he or she is a member of Massachusetts Mutual Life Insurance Company and is entitled to vote either in person or by proxy at any and all meetings of said Company. The annual meetings are held at its Home Office, in Springfield, Massachusetts, on the second Wednesday of April in each year at 2 o’clock p.m.

INDIVIDUAL VARIABLE DEFERRED ANNUITY CONTRACT

WITH FLEXIBLE PURCHASE PAYMENTS

Non-participating

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TMLS	33	[09-01]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

CONTRACT SCHEDULE

CONTRACT NUMBER: [12345678]	ANNUITY DATE: [Max Age = 100]

ISSUE DATE: [09/08/2008]	CONTRACT SCHEDULE DATE: [09/08/2008]

PRODUCT VERSION: [Evolution]

CONTRACT OWNER: [JOHN DOE]

AGE AND SEX: [35]

JOINT OWNER: [            ]

AGE AND SEX: [Maximum Issue Age 90]

ANNUITANT: [JOHN DOE]

AGE AND SEX: [35]

BENEFICIARY:	As designated by the Contract Owner at the Issue Date, or as otherwise changed or provided in accordance with the Contract.

PURCHASE PAYMENTS

Initial Purchase Payment: [$50,000.00]

Minimum Subsequent Purchase Payment: $250, or, if the automatic investment plan option is elected, $100.

Maximum Total Purchase Payments: For a Contract Owner up to Age 75 on the Issue Date, the maximum total Purchase Payments are $1,000,000; for a Contract Owner over Age 75 on the Issue Date, the maximum total Purchase Payments are $500,000. Purchase Payments above these amounts must be pre-approved by the Company. For a Joint Contract Owner, Age refers to the oldest Joint Contract Owner. If the Contract is owned by a non-natural person, then Contract Owner shall mean Annuitant.

Allocation Guidelines:

1.	The Contract Owner may have Purchase Payments allocated to the Separate Account(s) subject to the conditions imposed on such allocations by the Company. However, we reserve the right to limit the number of investment choices that you may invest in to a maximum of 18 at any one time.

2.	The Contract Owner may have Purchase Payments allocated to the Fixed Account(s) subject to the conditions imposed on such allocations by the Company. [Currently, the allocation of any Net Purchase Payment to the Fixed Account will be limited to 70% of the total Net Purchase Payment.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit the allocation of any Net Purchase Payment to the Fixed Account.

Purchase Payments may not be allocated to the Fixed Account if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB), Guaranteed Minimum Income Benefit (GMIB) or Guaranteed Minimum Withdrawal Benefit (GMWB).

TMLS-EV.3	4A	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

However, the Company reserves the right, upon 30 days advance notice to the Contract Owner, to modify permissible allocations to the Fixed Account and/or Sub-Accounts.

3.	If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract within two (2) business days after receipt at the Annuity Service Center. Additional Purchase Payments will be credited to the Contract as of the Valuation Period when they are received in good order.

TRANSFERS

Minimum and Maximum Amount to be Transferred: The minimum amount of a transfer is $1,000 per transfer request (from one or multiple Sub-Accounts and the Fixed Account(s) during the Accumulation Period) or the Contract Owner’s entire interest in the Sub-Account or Fixed Account(s), if less. This requirement is waived if the transfer is made in connection with any scheduled transfer program (e.g. dollar cost averaging, rebalancing, asset allocation, interest sweep) offered by the Company.

For any Contract Year, transfers out of the Declared Interest Rate Fixed Account are limited in amount to 30% of the Contract Value allocated to such account at the time of the first transfer in that Contract Year. The entire Contract Value allocated to the Fixed Account may be transferred in the Contract Year following 30% transfers in each of the immediately preceding three Contract Years, provided that Purchase Payments or transfers have not been applied to the Fixed Account(s) from the time the first annual transfer was made.

Transfers out of the Fixed Account(s) are done on a first-in-first-out basis. [Currently, the Company will limit transfers from the Separate Account such that no transfer can cause the Fixed Account to exceed 70% of the Contract Value.] The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit transfers from the Separate Account to the Fixed Account.

Transfers between Competing Accounts are not allowed except as provided below. The Fixed Account(s) and the money market Sub-Account are considered Competing Accounts. For a period of ninety (90) days following a transfer out of a Competing Account, no transfers may be made into that same account or any other Competing Account. However, transfers may be made from the money market Sub-Account to the Fixed Account(s) without regard to the Competing Accounts restrictions.

Number of Transfers: The Contract Owner may make unlimited transfers during the Accumulation Period and 6 transfers per calendar year during the Annuity Period, subject to the conditions imposed on such transfers by the Company. The Company reserves the right to limit transfers when the transfer privilege is being exercised to the detriment of other Contract Owners. The Company further reserves the right, upon 30 days advance notice to the Contract Owner, to limit the number of transfers in the future.

Unscheduled transfers may not be made if the Contract Owner is participating in either the Guaranteed Minimum Accumulation Benefit (GMAB), Guaranteed Minimum Income Benefit (GMIB) or Guaranteed Minimum Withdrawal Benefit (GMWB); provided, however, that the Company reserves the right, upon 30 days advance notice to the Contract Owner, to modify permissible transfers to the Fixed Account and/or Sub-Accounts.

Free Transfers: 12 per calendar year during the Accumulation Period; 6 per calendar year during the Annuity Period. All transfers made during a Valuation Period are deemed to be one transfer.

TMLS-EV.3	4B	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

Transfer Fee: The Transfer fee will not exceed $20 for each transfer in excess of the Free Transfers. In addition, this requirement is waived if transfers are made in connection with any scheduled transfer program offered by the Company or through an automatic voice response system or the internet.

Minimum Amount Which Must Remain In a Sub-Account or the Fixed Account(s) After a Transfer: $1,000; or if the entire amount in the Sub-Account or Fixed Account(s) is less than $1,000, the entire amount must be transferred.

WITHDRAWALS

Contingent Deferred Sales Charge (CDSC): A Contingent Deferred Sales Charge is assessed against the amount of the Contract Value withdrawn and may be applied to an Annuity Option. The charge is calculated at the time of each withdrawal or if applicable, at the time of annuitization. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Sub-Accounts and Fixed Account(s) in the same proportion that the amount of withdrawal from the Sub-Account or Fixed Account(s) bears to the total of the partial withdrawal.

Contract Year:	1	2	3	4	5	and thereafter
CDSC % of Contract Value:	7%	6%	6%	4%	0%

Free Withdrawal Amount: During the first Contract Year, the Contract Owner may withdraw up to 10% of the Purchase Payments reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Beginning in the second Contract Year, the Contract Owner may withdraw up to 10% of the Contract Value determined as of the end of the previous Contract Year plus 10% of any Purchase Payment received in the current Contract Year reduced by any Free Withdrawal Amount(s) previously taken during the current Contract Year.

Withdrawal Charge: None

Minimum Partial Withdrawal: $250

Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal: [Qualified Plan: $2,000; Non-Qualified Plan: $5,000]

Number of Partial Withdrawals Permitted: [Currently, No Limit.] Guaranteed Minimum of one per Contract Year.

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

Covered Person(s):	[John Doe]
[Jane Doe]

Credit Period: [10] years from the Rider Effective Date

Guaranteed Lifetime Withdrawal Date: Later of the younger Covered Person’s attainment of age [60] or Issue Date

Guaranteed Lifetime Withdrawal Percentage: [5%]

Guaranteed Withdrawal Percentage: [5%]

Maximum Benefit Base: [$5,000,000]

Enhanced Benefit Base Date: [01/31/2018] ]

TMLS-EV.3	4C	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

ANNUITY GUIDELINE PARAMETERS

1.	If the amount to be applied under an Annuity Option is less than $2,000 for a full annuitization, the Company reserves the right to pay the amount in a lump sum. If any Annuity Payment is less than $100, the Company reserves the right to change the payment basis to equivalent quarterly, semi-annual or annual payments. The Company reserves the right to limit the number of partial annuitizations to a maximum of one per Contract Year. The minimum amount for a partial annuitization is $10,000.

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than [thirteen months] after the Issue Date.

3.	The latest permitted Annuity Date is the earlier of:

(a)	the 100th birthday of the Annuitant or the oldest Joint Annuitant;

(b)	the latest date permitted under state law; or

(c)	the 100th birthday of the Contract Owner or the oldest Joint Owner.

TMLS-EV.3	4D	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

CONTRACT CHARGES

TYPE	DESCRIPTION/ AMOUNT
Mortality And Expense Risk Charge	[The current charge is equal on an annual basis to 1.60% of the average daily net asset value of the Separate Account.] The maximum charge is equal on an annual basis to 1.75% of the average daily net asset value of the Separate Account. At the end of the [tenth] Contract Year and each Contract Year thereafter, the Company will calculate a credit as shown in the Persistency Credit section of the Contract Schedule.

Administrative Charge	[The current charge is equal on an annual basis to 0.15% of the average daily net asset value of the Separate Account.] The maximum Administrative Charge will not exceed 0.25% of the average daily net asset value of the Separate Account.

Annual Contract Maintenance Charge

[Currently, on the last day of each Contract Year an annual fee of $40.00 per Contract Year will be deducted.] If a total withdrawal is made on other than the last day of the Contract Year, the Annual Contract Maintenance Charge will be deducted at the time of the total withdrawal. If the Annuity Date for a full annuitization is not the last day of the Contract Year, then a pro-rata portion of the Annual Contract Maintenance Charge will be deducted on the Annuity Date. The maximum charge will not exceed $60.00 per Contract Year.

This charge will be deducted at the end of each Contract Year from the Sub-Accounts in the same proportion that the amount of the Contract Value in each Sub-Account bears to the total Contract Value.

During the Annuity Period, the Annual Contract Maintenance Charge will be deducted pro-rata from Annuity Payments regardless of Contract size and will result in a reduction of each Annuity Payment.

TMLS-EV.3	4E	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

CONTRACT CHARGES FOR OPTION(S) SELECTED

TYPE	DESCRIPTION/ AMOUNT
[Annual Ratchet Death Benefit Charge	[The current charge is equal on an annual basis to 0.40% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 0.90% of the average daily net asset value of the Separate Account.]

[Guaranteed Minimum Accumulation Benefit Charge (GMAB)	[The current charge is equal on an annual basis to 0.50% of the average daily net asset value of the Separate Account.] The maximum charge on an annual basis will not exceed 1.00% of the average daily net asset value of the Separate Account. If the Contract Owner elects by
Written Request to discontinue the GMAB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request. Selection of GMAB requires participation in an asset allocation program sponsored by the Company.]

[Guaranteed Minimum Income Benefit Charge (GMIB)	[The current charge is equal to [0.65%] of the Guaranteed Minimum Income Benefit and will be assessed up to and including the date on which the GMIB Rider is annuitized. The charge will be deducted [on a quarterly basis] from the Contract Value during each applicable Contract Year.] The maximum charge will not exceed 1.50% of the Guaranteed Minimum Income Benefit. If the Contract Owner elects by Written Request to discontinue the GMIB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request. Selection of GMIB requires participation in an asset allocation program sponsored by the Company.]

[Guaranteed Minimum Withdrawal Benefit Charge (GMWB)	[The current charge is equal to [0.60%] of the Guaranteed Minimum Withdrawal Benefit Base. The charge will be deducted [on a quarterly basis] from the Contract Value during each applicable Contract Year.] The maximum charge will not exceed 1.50% of the Guaranteed Minimum Withdrawal Benefit Base. If the Contract Owner elects by Written Request to discontinue the GMWB Rider and its associated benefit, the charge will be discontinued upon the Company’s receipt of such request. Selection of GMWB requires participation in an asset allocation program sponsored by the Company.]

TMLS-EV.3	4F	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

CONTRACT CREDITS

TYPE	DESCRIPTION/ AMOUNT
Electronic Document Delivery Credit	For any Contract Year prior to [2008], in which the Contract Owner is participating in any electronic document delivery program offered by the Company for this product on a Contract Anniversary Date, a [$24] credit will be applied on such Contract Anniversary proportionately to the Sub-Accounts of the Separate Account that the Contract Owner is invested in as of the date of the calculation. The Company reserves the right to continue, modify or discontinue this benefit for any Contract Year after [2007].

Persistency Credit

The Company will calculate and apply a Persistency Credit in the amount of [0.20%] of the Contract Value attributable to the Separate Account. Such credit will be applied proportionately to the Sub-Accounts of the Separate Account that the Contract Owner is invested in as of the date of the calculation, as follows:

•        For any Contract issued in connection with an internal variable annuity exchange program offered by the Company, the credit will be calculated and applied at the end of the first Contract Year and each Contract Year thereafter;

•        For any other Contract, the credit will be calculated and applied at the end of the [tenth] Contract Year and each Contract Year thereafter.

TMLS-EV.3	4G	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

RIDERS	RIDER EFFECTIVE DATE
[Basic Death Benefit Rider]	[09/08/2008]

[Death Benefit Rider with Annual Ratchet Feature]	[09/08/2008]

[Fixed Account with Declared Interest Rate Rider]	[09/08/2008]

[Fixed Account for Dollar Cost Averaging Rider]	[09/08/2008]

[Guaranteed Minimum Accumulation Benefit Rider]	[09/08/2008]

[Guaranteed Minimum Income Benefit Rider]	[09/08/2008]

[Guaranteed Minimum Withdrawal Benefit Rider]	[09/08/2008]

[Nursing Home Benefit Rider]	[09/08/2008]

[Individual Retirement Annuity Rider]	[09/08/2008]

[Roth Individual Retirement Annuity Rider]	[09/08/2008]

[SIMPLE IRA Rider]	[09/08/2008]

[Qualified Plan Rider]	[09/08/2008]

[Non-ERISA Tax Sheltered Annuity Endorsement]	[09/08/2008]

[Unisex Annuity Rates Rider]	[09/08/2008]

[Exchange Endorsement]	[09/08/2008]

ANNUITY SERVICE CENTER:

Massachusetts Mutual Life Insurance Company

[Annuity Service Center

P.O. Box 9067

Springfield, MA 01102-9067]

TMLS-EV.3	4H	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

FIXED ACCOUNT(S)

FIXED ACCOUNT(S):

The Minimum Guaranteed Interest Rate is [2.00% years 1-10; 3.00% thereafter].

SEPARATE ACCOUNT(S):

[Massachusetts Mutual Variable Annuity Separate Account 4].

Eligible Investments, Series:	Sub-Accounts:

[AIM Variable Insurance Funds
AIM V.I. Financial Services Fund (Series II Shares)	AIM V.I. Financial Services
AIM V.I. Global Health Care Fund (Series II Shares)	AIM V.I. Global Health Care
AIM V.I. Technology Fund (Series II Shares)	AIM V.I. Technology

Fidelity® Variable Insurance Products Fund
Fidelity® VIP Contrafund® Portfolio (Service Class II)	Fidelity® VIP Contrafund®

ING Investments
ING Global Real Estate Portfolio (Class S)	ING Global Real Estate Portfolio

MML Series Investment Fund
MML Aggressive Allocation Fund (Service Class)	MML Aggressive Allocation
MML American Funds Core Allocation Fund (Service Class I)	MML American Funds Core Allocation
MML American Funds Growth Fund (Service Class I)	MML American Funds Growth
MML American Funds International Fund (Service Class I)	MML American Funds International
MML Asset Allocation Fund (Service Class)	MML Capital Guardian Asset Allocation
MML Balanced Allocation Fund (Service Class)	MML Balanced Allocation
MML Blue Chip Growth Fund (Service Class)	MML T. Rowe Price Blue Chip Growth
MML Concentrated Growth Fund (Service Class I)	MML Legg Mason Concentrated Growth
MML Conservative Allocation Fund (Service Class)	MML Conservative Allocation
MML Emerging Growth Fund (Service Class)	MML Emerging Growth
MML Equity Income Fund (Service Class)	MML T. Rowe Price Equity Income
MML Equity Index Fund (Service Class I)	MML Equity Index
MML Foreign Fund (Service Class)	MML Templeton Foreign
MML Global Fund (Service Class I)	MML Neuberger Berman Global
MML Growth Allocation Fund (Service Class)	MML Growth Allocation
MML Growth & Income Fund (Service Class)	MML Capital Guardian Growth & Income
MML Growth Equity Fund (Service Class)	MML T. Rowe Price Growth Equity
MML Income & Growth Fund (Service Class)	MML American Century Income & Growth
MML Large Cap Growth Fund (Service Class)	MML AllianceBernstein Large Cap Growth
MML Large Cap Value Fund (Service Class)	MML Davis Large Cap Value
MML Mid Cap Growth Fund (Service Class)	MML T. Rowe Price Mid Cap Growth
MML Mid Cap Value Fund (Service Class)	MML American Century Mid Cap Value
MML Moderate Allocation Fund (Service Class)	MML Moderate Allocation
MML NASDAQ-100® Fund (Service Class)	MML NASDAQ-100®
MML Small Cap Growth Equity Fund (Service Class)	MML W&R/Wellington Small Cap Growth Equity
MML Small Cap Index Fund (Service Class)	MML Small Cap Index
MML Small/Mid Cap Value Fund (Service Class)	MML AllianceBernstein Small/Mid Cap Value]

TMLS-EV.3	4I	[09-08]

Exhibit 4

9/8/2008 Revisions (2008 Version): Form of Contract Schedule pp34-44

[MML Series Investment Fund II
MML Blend Fund (Service Class)	MML Babson Blend
MML China Fund (Service Class I)	MML Baring China
MML Enhanced Index Core Equity Fund (Service Class)	MML Babson Enhanced Index Core Equity
MML Equity Fund (Service Class)	MML Oppenheimer/Bernstein Equity
MML Inflation-Protected and Income Fund (Service Class)	MML Babson Inflation-Protected and Income
MML Managed Bond Fund (Service Class)	MML Babson Managed Bond
MML Money Market Fund (Initial Class)	MML Money Market
MML Small Cap Equity Fund (Service Class)	MML Oppenheimer Small Cap Equity
MML Small Company Opportunities Fund (Service Class)	MML Oppenheimer Small Company Opportunities
MML Strategic Emerging Markets Fund (Service Class I)	MML Baring Strategic Emerging Markets

Oppenheimer Variable Account Funds
Oppenheimer Balanced Fund/VA (Service Shares)	Oppenheimer Balanced
Oppenheimer Capital Appreciation Fund/VA (Service Shares)	Oppenheimer Capital Appreciation
Oppenheimer Global Securities Fund/VA (Service Shares)	Oppenheimer Global Securities
Oppenheimer High Income Fund/VA (Service Shares)	Oppenheimer High Income
Oppenheimer Main Street Fund®/VA (Service Shares)	Oppenheimer Main Street
Oppenheimer MidCap Fund/VA (Service Shares)	Oppenheimer MidCap
Oppenheimer Strategic Bond Fund/VA (Service Shares)	Oppenheimer Strategic Bond

PIMCO
PIMCO CommodityRealReturn Strategy Portfolio (Advisor Class)	PIMCO CommodityRealReturn Strategy Portfolio

Panorama Series Fund, Inc.
Oppenheimer International Growth Fund/VA (Service Shares)	Oppenheimer International Growth]

TMLS-EV.3	4J	[09-08]

Exhibit 4

2008 Version: Form of Guaranteed Minimum Income Benefit Rider pp45-47

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider modifies the Contract to which it is attached. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. This rider is not available for selection [before the Annuitant’s Age [50] or] on or after the Annuitant’s Age [81]. In the case of a conflict with any provision in the Contract, the provisions of this rider will control.

The Contract is modified as follows:

The Guaranteed Minimum Income Benefit is established for the sole purpose of determining a minimum amount for the Contract Owner to annuitize the Contract. The Guaranteed Minimum Income Benefit will initially be equal to the Purchase Payments made within the first [two] Contract Years increased at the beginning of each Contract Year by an annual interest rate of [5% or 6%] adjusted for withdrawals as provided in the Adjustment for Withdrawals section below. The Guaranteed Minimum Income Benefit is available upon annuitization of the Contract. Partial annuitizations are considered withdrawals for the purposes of this rider. Any Purchase Payments made after the [second] Contract Year following the Rider Effective Date may reduce the value of the benefit under this rider.

Additional Purchase Payments made within the first [two] Contract Years are added to the Guaranteed Minimum Income Benefit, increased on a pro-rated basis from the date of receipt by the annual interest rate of [5% or 6%].

Adjustment For Withdrawals. For withdrawals, the Guaranteed Minimum Income Benefit is equal to the most recently calculated Guaranteed Minimum Income Benefit reduced by the withdrawal amount, provided such amount does not exceed the interest credited during the Contract Year. If the withdrawal amount is in excess of the interest credited, the Guaranteed Minimum Income Benefit will be further reduced by an adjustment for additional withdrawals. The adjustment is equal to A divided by B, with the result multiplied by C, where:

A = the withdrawal amount in excess of the interest credited during the Contract Year;

B = the Contract Value immediately prior to the withdrawal; and

C = the most recently calculated Guaranteed Minimum Income Benefit.

The benefit waiting period is [ten years] after the later of the Rider Effective Date or the last reset date.

The Guaranteed Minimum Income Benefit is subject to the following conditions:

1.	The Contract Owner may only use the Guaranteed Minimum Income Benefit by annuitizing the Contract on any Contract Anniversary after the expiration of the benefit waiting period provided the Annuitant is at least Age [60] but not older than Age [90].

•

If there has not been a reset of the Guaranteed Minimum Income Benefit, the portion of the Contract Value applied towards annuitizing the Guaranteed Minimum Income Benefit will be in the same proportion as the Purchase Payments received in the first [two] Contract Years bears to the total Purchase Payments received. The remaining portion of the Contract Value not applied will be available for use outside the Guaranteed Minimum Income Benefit.

GMIB.3	1	[5% or 6%-09-08]

Exhibit 4

2008 Version: Form of Guaranteed Minimum Income Benefit Rider pp45-47

•	If there has been a reset of the Guaranteed Minimum Income Benefit, the portion of the Contract Value applied toward annuitizing the GMIB will be equal to A divided by B, where

  A = the last reset amount; and

  B = the last reset amount plus Purchase Payments applied since the last reset.

The Company must receive Written Request to annuitize the Contract within 30 calendar days prior to the Contract Anniversary on which annuity payments will commence.

2.	The benefit is capped at [200% or 250%] of the Purchase Payments made within the first [two] Contract Years adjusted for withdrawals as provided in the Adjustment For Withdrawals section of this rider.

3.	The method of annuitization chosen must be a Fixed Annuity, and the Fixed Annuity Options available include Life and Joint and Survivor Life which may have a period certain feature of no more than [20] years if the Annuitant is Age [80] and under; [10] years if the Annuitant is Age [81] and over. [A Period Certain Annuity is also available; provided, however, that the period certain must be at least [20 years]]

Fixed Annuity payments will be determined in accordance with the Contract provisions with the following exception: if the Guaranteed Minimum Income Benefit applied to the Annuity Purchase Rates set forth in the Fixed Annuity Rate Tables produces a higher payment, the Annuitant will receive the higher Fixed Annuity payment.

4.	The Guaranteed Minimum Income Benefit ends upon the Contract Anniversary following the Annuitant’s Age [90], and no further charges for this benefit will be assessed. At such time, if the Contract has not been annuitized, the Company will determine the Contract Value as of such Anniversary Date. If the Contract Value is less than [sixty percent (60%)] of the Guaranteed Minimum Income Benefit, the Company will increase the Contract Value to equal [sixty percent (60%)] of the Guaranteed Minimum Income Benefit; if the Contract Value is more than [sixty percent (60%)] of the Guaranteed Minimum Income Benefit, no adjustment will be made.

[5.	If the Contract Value falls below the Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal, as shown in the Contract Schedule, and there is a remaining Guaranteed Minimum Income Benefit, the Contract Owner can annuitize the Guaranteed Minimum Income Benefit, or the Company will increase the Contract Value to equal [sixty percent (60%)] of the Guaranteed Minimum Income Benefit. At this point, the Guaranteed Minimum Income Benefit will terminate and no further charges for this benefit will be assessed.]

Reset Option

On each Contract Anniversary, beginning with the [first] Contract Anniversary, the Company will automatically reset the Guaranteed Minimum Income Benefit to the Contract Value as of the Contract Anniversary. At such time, the Company will also reset the benefit cap in Item 2 above to equal [200% or 250%] of the reset Guaranteed Minimum Income Benefit adjusted for withdrawals as provided in the Adjustment for Withdrawals section of this rider.

This reset will begin a new [ten-year] benefit waiting period. The Guaranteed Minimum Income Benefit will automatically reset each Contract Anniversary unless the Contract Owner notifies the Company, by Written Request prior to the Contract Anniversary, not to reset the benefit.

If the Contract Value is less than the Guaranteed Minimum Income Benefit, the reset will not take place and the existing Guaranteed Minimum Income Benefit and benefit waiting period will remain in place.

GMIB.3	2	[5% or 6%-09-08]

Exhibit 4

2008 Version: Form of Guaranteed Minimum Income Benefit Rider pp45-47

If the Contract Value (that is, the Contract Value as of the reset, adjusted for subsequent withdrawals and investment experience) exceeds the Guaranteed Minimum Income Benefit, the Company will increase the Guaranteed Minimum Income Benefit to equal the Contract Value. The reset is only available up to and including the Annuitant’s Age [80].

The following GMIB Reset Option Examples provide an illustration of how the reset option feature will work when the Guaranteed Minimum Income Benefit is less than the Contract Value (Example 1) and when the Guaranteed Minimum Income Benefit is more than the Contract Value (Example 2).

GMIB Reset Option Examples: (The examples assume an initial Purchase Payment of $100,000 only.)

Example 1:	Example 2:
[Contract issue 09/01/2008 with GMIB Rider	Contract issue 09/01/2008 with GMIB Rider
Purchase Payments in first two years: $100,000	Purchase Payments in first two years: $100,000
No further payments or withdrawals	No further payments or withdrawals
GMIB: $110,250 as of 08/31/2010 (benefit waiting period ends 08/31/2018)	GMIB: $110,250 as of 08/31/2010 (benefit waiting period ends 08/31/2018)
Contract Value at end of year 2: $120,000	Contract Value at end of year 2: $90,000

Reset as of 2nd Contract Anniversary (09/01/2010)	Reset as of 2nd Contract Anniversary (09/01/2010)
New GMIB: $126,000 ($120,000 x 5% credited interest at beginning of new Contract Year) New benefit waiting period now ends 08/31/2020	No Reset, since Contract Value is less than GMIB - GMIB will be $115,763 ($110,250 x 5% credited interest) Benefit waiting period still ends 08/31/2018

$6,000 available during Contract Year as dollar-for-dollar withdrawal	$5,513 available during Contract Year as dollar- for-dollar withdrawal]

This rider will be discontinued upon the Company’s receipt of a Written Request from the Contract Owner to terminate this rider.

The annuity rates attributable to this rider are subject to the rates shown in the Contract without referring to Note 1 of the Fixed Annuity Rates of the Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

[SECRETARY]	[PRESIDENT]

GMIB.3	3	[5% or 6%-09-08]

Exhibit 4

2008 Version: Exchange Endorsement pp38

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

EXCHANGE ENDORSEMENT

This Endorsement modifies the Contract to which it is attached. This Endorsement became effective on the Issue Date shown on the Contract Schedule of the Contract. The Contract was issued in connection with an exchange program offered by Massachusetts Mutual Life Insurance Company. In case of a conflict with any provision in the Contract, the provisions of this Endorsement will control.

The Contingent Deferred Sales Charge percentage to be applied against the amount of the Contract Value withdrawn will be determined from the date of issue of the original exchanged contract, not from the date of issue shown on this Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

[SECRETARY]	[PRESIDENT]

MM-EX	[09-08]

Exhibit 4

2008 Version Unisex Annuity Rates Rider pp39-45

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

UNISEX ANNUITY RATES RIDER

This rider modifies the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this rider will control. The Company may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this rider is the Rider Effective Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

1.	Deleting any reference to sex; and

2.	The Contract is further modified by substituting the attached Annuity Rate Tables 1, 2, 3, 5, 6, and 7 for the corresponding Annuity Rate Tables in the Annuity Rates section of the Contract.

Signed for Massachusetts Mutual Life Insurance Company by:

SECRETARY	PRESIDENT

UNISEX	1	[09-01]

Exhibit 4

2008 Version Unisex Annuity Rates Rider pp39-45

FIXED ANNUITY RATES

TABLE 1 - OPTIONS A & B

MONTHLY PAYMENTS PER $1,000

Unisex

Age	Life Only	Years Certain & Life			Age
		5	10	20
50	3.04	3.04	3.03	3.01	50
51	3.09	3.09	3.08	3.05	51
52	3.14	3.14	3.13	3.10	52
53	3.20	3.19	3.19	3.15	53
54	3.25	3.25	3.24	3.20	54
55	3.31	3.31	3.30	3.25	55
56	3.38	3.37	3.36	3.31	56
57	3.44	3.44	3.43	3.36	57
58	3.51	3.51	3.49	3.42	58
59	3.58	3.58	3.56	3.48	59
60	3.66	3.66	3.64	3.55	60
61	3.74	3.74	3.72	3.61	61
62	3.83	3.83	3.80	3.68	62
63	3.92	3.92	3.89	3.74	63
64	4.02	4.01	3.98	3.81	64
65	4.13	4.12	4.08	3.88	65
66	4.24	4.23	4.18	3.96	66
67	4.36	4.34	4.29	4.03	67
68	4.48	4.46	4.40	4.10	68
69	4.61	4.59	4.52	4.18	69
70	4.76	4.73	4.65	4.25	70
71	4.91	4.88	4.78	4.32	71
72	5.07	5.04	4.92	4.39	72
73	5.25	5.21	5.07	4.46	73
74	5.43	5.39	5.22	4.52	74
75	5.63	5.57	5.38	4.58	75
76	5.85	5.78	5.54	4.64	76
77	6.08	5.99	5.71	4.69	77
78	6.32	6.22	5.89	4.74	78
79	6.58	6.46	6.07	4.79	79
80	6.86	6.71	6.26	4.83	80
81	7.16	6.98	6.44	4.86	81
82	7.49	7.27	6.63	4.89	82
83	7.84	7.57	6.82	4.92	83
84	8.21	7.89	7.01	4.95	84
85	8.62	8.23	7.20	4.97	85

UNISEX	2	[09-08]

Exhibit 4

2008 Version Unisex Annuity Rates Rider pp39-45

FIXED ANNUITY RATES

TABLE 2 - OPTION C

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY

UNISEX (2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	2.45	2.51	2.55	2.58	2.61	2.62	2.63	2.64	2.65	2.65	40
45	2.51	2.58	2.65	2.70	2.74	2.77	2.79	2.81	2.81	2.82	45
50	2.55	2.65	2.74	2.82	2.89	2.94	2.98	3.00	3.02	3.03	50
55	2.58	2.70	2.82	2.94	3.05	3.13	3.20	3.24	3.27	3.29	55
60	2.61	2.74	2.89	3.05	3.19	3.33	3.44	3.52	3.58	3.61	60
65	2.62	2.77	2.94	3.13	3.33	3.52	3.70	3.85	3.95	4.03	65
70	2.63	2.79	2.98	3.20	3.44	3.70	3.96	4.20	4.40	4.54	70
75	2.64	2.81	3.00	3.24	3.52	3.85	4.20	4.56	4.89	5.16	75
80	2.65	2.81	3.02	3.27	3.58	3.95	4.40	4.89	5.39	5.85	80
85	2.65	2.82	3.03	3.29	3.61	4.03	4.54	5.16	5.85	6.56	85

FIXED ANNUITY RATES

TABLE 2- OPTION C

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

UNISEX(2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	2.45	2.51	2.55	2.58	2.61	2.62	2.63	2.64	2.65	2.65	40
45	2.51	2.58	2.65	2.70	2.74	2.77	2.79	2.81	2.81	2.82	45
50	2.55	2.65	2.74	2.82	2.89	2.94	2.98	3.00	3.02	3.03	50
55	2.58	2.70	2.82	2.94	3.05	3.13	3.19	3.24	3.27	3.28	55
60	2.61	2.74	2.89	3.05	3.19	3.33	3.44	3.52	3.57	3.61	60
65	2.62	2.77	2.94	3.13	3.33	3.52	3.70	3.84	3.95	4.01	65
70	2.63	2.79	2.98	3.19	3.44	3.70	3.96	4.19	4.38	4.51	70
75	2.64	2.81	3.00	3.24	3.52	3.84	4.19	4.54	4.85	5.09	75
80	2.65	2.81	3.02	3.27	3.57	3.95	4.38	4.85	5.32	5.71	80
85	2.65	2.82	3.03	3.28	3.61	4.01	4.51	5.09	5.71	6.28	85

UNISEX	3	[09-08]

Exhibit 4

2008 Version Unisex Annuity Rates Rider pp39-45

FIXED ANNUITY RATES

TABLE 3 - OPTION D

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY

UNISEX (2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	2.58	2.66	2.73	2.81	2.90	3.00	3.10	3.22	3.33	3.45	40
45	2.66	2.74	2.83	2.92	3.03	3.14	3.25	3.38	3.51	3.64	45
50	2.73	2.83	2.93	3.05	3.17	3.29	3.43	3.57	3.72	3.87	50
55	2.81	2.92	3.05	3.18	3.32	3.47	3.64	3.81	3.98	4.15	55
60	2.90	3.03	3.17	3.32	3.49	3.68	3.88	4.08	4.30	4.51	60
65	3.00	3.14	3.29	3.47	3.68	3.90	4.15	4.41	4.68	4.94	65
70	3.10	3.25	3.43	3.64	3.88	4.15	4.46	4.79	5.14	5.49	70
75	3.22	3.38	3.57	3.81	4.08	4.41	4.79	5.22	5.68	6.15	75
80	3.33	3.51	3.72	3.98	4.30	4.68	5.14	5.68	6.29	6.93	80
85	3.45	3.64	3.87	4.15	4.51	4.94	5.49	6.15	6.93	7.80	85

FIXED ANNUITY RATES

TABLE 3 - OPTION D

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

UNISEX(2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	2.58	2.65	2.73	2.81	2.90	2.99	3.09	3.19	3.28	3.36	40
45	2.65	2.74	2.83	2.92	3.02	3.12	3.23	3.35	3.45	3.54	45
50	2.73	2.83	2.93	3.04	3.16	3.28	3.41	3.54	3.66	3.76	50
55	2.81	2.92	3.04	3.17	3.31	3.46	3.61	3.76	3.90	4.02	55
60	2.90	3.02	3.16	3.31	3.48	3.66	3.84	4.03	4.20	4.34	60
65	2.99	3.12	3.28	3.46	3.66	3.88	4.11	4.34	4.56	4.74	65
70	3.09	3.23	3.41	3.61	3.84	4.11	4.39	4.69	4.97	5.21	70
75	3.19	3.35	3.54	3.76	4.03	4.34	4.69	5.07	5.44	5.75	75
80	3.28	3.45	3.66	3.90	4.20	4.56	4.97	5.44	5.91	6.33	80
85	3.36	3.54	3.76	4.02	4.34	4.74	5.21	5.75	6.33	6.86	85

UNISEX	4	[09-08]

Exhibit 4

2008 Version Unisex Annuity Rates Rider pp39-45

VARIABLE ANNUITY RATES

TABLE 5 - OPTIONS A & B

MONTHLY PAYMENTS PER $1,000

Unisex

Age	Life Only	Years Certain & Life			Age
		5	10	20
50	4.26	4.26	4.25	4.21	50
51	4.31	4.31	4.30	4.25	51
52	4.36	4.36	4.34	4.29	52
53	4.41	4.41	4.40	4.34	53
54	4.47	4.47	4.45	4.38	54
55	4.53	4.52	4.51	4.43	55
56	4.59	4.59	4.57	4.48	56
57	4.66	4.65	4.63	4.54	57
58	4.73	4.72	4.70	4.59	58
59	4.80	4.80	4.77	4.65	59
60	4.88	4.87	4.84	4.71	60
61	4.97	4.96	4.92	4.77	61
62	5.06	5.05	5.01	4.83	62
63	5.15	5.14	5.09	4.89	63
64	5.26	5.24	5.19	4.95	64
65	5.37	5.35	5.29	5.02	65
66	5.48	5.46	5.39	5.08	66
67	5.61	5.58	5.50	5.15	67
68	5.74	5.71	5.62	5.22	68
69	5.88	5.85	5.74	5.28	69
70	6.03	5.99	5.87	5.35	70
71	6.20	6.15	6.00	5.41	71
72	6.37	6.32	6.14	5.47	72
73	6.56	6.49	6.29	5.53	73
74	6.76	6.68	6.44	5.59	74
75	6.98	6.88	6.60	5.64	75
76	7.21	7.10	6.76	5.69	76
77	7.46	7.32	6.93	5.73	77
78	7.72	7.56	7.11	5.77	78
79	8.00	7.81	7.28	5.81	79
80	8.31	8.08	7.46	5.84	80
81	8.64	8.37	7.65	5.87	81
82	8.99	8.67	7.83	5.89	82
83	9.37	8.99	8.01	5.92	83
84	9.78	9.32	8.18	5.93	84
85	10.23	9.67	8.36	5.95	85

UNISEX	5	[09-07]

Exhibit 4

2008 Version Unisex Annuity Rates Rider pp39-45

VARIABLE ANNUITY RATES

TABLE 6 - OPTION C

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY

UNISEX (2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.70	3.74	3.78	3.81	3.84	3.86	3.87	3.88	3.89	3.89	40
45	3.74	3.80	3.86	3.91	3.95	3.99	4.01	4.03	4.04	4.05	45
50	3.78	3.86	3.94	4.02	4.08	4.14	4.18	4.21	4.23	4.24	50
55	3.81	3.91	4.02	4.13	4.22	4.31	4.38	4.43	4.47	4.49	55
60	3.84	3.95	4.08	4.22	4.37	4.50	4.61	4.70	4.77	4.82	60
65	3.86	3.99	4.14	4.31	4.50	4.69	4.87	5.03	5.15	5.23	65
70	3.87	4.01	4.18	4.38	4.61	4.87	5.14	5.38	5.60	5.76	70
75	3.88	4.03	4.21	4.43	4.70	5.03	5.38	5.76	6.11	6.40	75
80	3.89	4.04	4.23	4.47	4.77	5.15	5.60	6.11	6.64	7.13	80
85	3.89	4.05	4.24	4.49	4.82	5.23	5.76	6.40	7.13	7.89	85

VARIABLE ANNUITY RATES

TABLE 6 - OPTION C

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

UNISEX (2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.70	3.74	3.78	3.81	3.84	3.86	3.87	3.88	3.88	3.89	40
45	3.74	3.80	3.86	3.91	3.95	3.99	4.01	4.02	4.04	4.04	45
50	3.78	3.86	3.94	4.02	4.08	4.14	4.18	4.21	4.23	4.24	50
55	3.81	3.91	4.02	4.13	4.22	4.31	4.38	4.43	4.46	4.49	55
60	3.84	3.95	4.08	4.22	4.37	4.50	4.61	4.70	4.76	4.80	60
65	3.86	3.99	4.14	4.31	4.50	4.69	4.87	5.02	5.13	5.21	65
70	3.87	4.01	4.18	4.38	4.61	4.87	5.13	5.37	5.57	5.71	70
75	3.88	4.02	4.21	4.43	4.70	5.02	5.37	5.72	6.05	6.29	75
80	3.88	4.04	4.23	4.46	4.76	5.13	5.57	6.05	6.52	6.92	80
85	3.89	4.04	4.24	4.49	4.80	5.21	5.71	6.29	6.92	7.48	85

UNISEX	6	[09-08]

Exhibit 4

2008 Version Unisex Annuity Rates Rider pp39-45

VARIABLE ANNUITY RATES

TABLE 7 - OPTION D

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY

UNISEX (2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.83	3.89	3.97	4.06	4.15	4.27	4.41	4.56	4.73	4.91	40
45	3.89	3.97	4.05	4.15	4.26	4.39	4.53	4.70	4.88	5.07	45
50	3.97	4.05	4.15	4.26	4.38	4.53	4.69	4.87	5.07	5.28	50
55	4.06	4.15	4.26	4.39	4.53	4.69	4.88	5.09	5.31	5.54	55
60	4.15	4.26	4.38	4.53	4.70	4.89	5.11	5.35	5.61	5.88	60
65	4.27	4.39	4.53	4.69	4.89	5.12	5.38	5.67	5.99	6.31	65
70	4.41	4.53	4.69	4.88	5.11	5.38	5.70	6.06	6.46	6.86	70
75	4.56	4.70	4.87	5.09	5.35	5.67	6.06	6.52	7.02	7.55	75
80	4.73	4.88	5.07	5.31	5.61	5.99	6.46	7.02	7.67	8.37	80
85	4.91	5.07	5.28	5.54	5.88	6.31	6.86	7.55	8.37	9.31	85

VARIABLE ANNUITY RATES

TABLE 7 - OPTION D

MONTHLY PAYMENTS PER $1,000

UNISEX (1) / UNISEX (2) - JOINT AND 2/3 SURVIVOR ANNUITY WITH 10 YEARS CERTAIN

UNISEX (2)

UNISEX (1) AGE	40	45	50	55	60	65	70	75	80	85	UNISEX (1) AGE
40	3.82	3.89	3.96	4.05	4.14	4.25	4.37	4.50	4.63	4.73	40
45	3.89	3.96	4.05	4.14	4.25	4.37	4.50	4.64	4.77	4.89	45
50	3.96	4.05	4.14	4.25	4.37	4.50	4.65	4.80	4.95	5.08	50
55	4.05	4.14	4.25	4.37	4.51	4.67	4.83	5.01	5.17	5.31	55
60	4.14	4.25	4.37	4.51	4.67	4.85	5.05	5.26	5.45	5.61	60
65	4.25	4.37	4.50	4.67	4.85	5.07	5.31	5.55	5.79	5.99	65
70	4.37	4.50	4.65	4.83	5.05	5.31	5.60	5.90	6.20	6.45	70
75	4.50	4.64	4.80	5.01	5.26	5.55	5.90	6.28	6.65	6.97	75
80	4.63	4.77	4.95	5.17	5.45	5.79	6.20	6.65	7.12	7.53	80
85	4.73	4.89	5.08	5.31	5.61	5.99	6.45	6.97	7.53	8.04	85

UNISEX	7	[09-07]